                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-87669) and the related Prospectus of BioCryst Pharmaceuticals, Inc. for the registration of 2,300,000 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1999, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


Birmingham, Alabama
October 22, 1999